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                                                                    Exhibit 10.2

                              ALLEGHANY CORPORATION

                        Restricted Stock Award Agreement

            Restricted Stock Award Agreement (this "Agreement"), dated as of October 7, 2002, between Alleghany Corporation, a Delaware corporation ("Alleghany"), and Weston M. Hicks (the "Participant").

            Section 1. Restricted Stock Award. Alleghany hereby grants to the Participant, on the terms and conditions hereinafter set forth, a restricted stock award of 30,000 shares of the common stock, par value $1.00 per share (the "Common Stock") of Alleghany (the "Restricted Shares"). This grant has been made by the Compensation Committee of the Board of Directors of Alleghany (the "Committee") pursuant to the terms of the Alleghany Corporation 2002 Long-Term Incentive Plan (the "Plan") and is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The applicable terms of the Plan are incorporated herein by reference. Any terms used but not defined herein shall have the meanings ascribed thereto in the Plan. Any ambiguity between any term used in this Agreement and a term used in the Plan shall be resolved in favor of and in accordance with the term used in the Plan. Any interpretation, determination or decision made or taken by the Committee regarding the Plan or this Agreement shall be final and binding upon Alleghany and the Participant.

            Section 2. Vesting of Restricted Shares. Subject to Section 3 hereof, the Restricted Shares shall vest and become nonforfeitable as follows:

            (a) If Alleghany achieves average annual compound growth in Stockholders' Equity Per Share equal to 10% or more as measured over a calendar year period commencing January 1, 2003 and ending on December 31, 2006, 2007, 2008 or 2009, the
                  Restricted Shares will vest and become nonforfeitable upon the certification by the Committee that such performance goal has been met.

            (b) If the performance goal set forth in (a) above has not been achieved as of December 31, 2009, the Restricted Shares will vest and become nonforfeitable when Alleghany achieves average annual compound growth in Stockholders' Equity Per Share equal to 7% or more as measured over a calendar year period commencing January 1, 2003 and ending on December 31, 2010, 2011 or 2012 and upon the certification by the Committee that such performance goal has been met.

            (c) If the performance goals provided above are not achieved as of December 31, 2012, the Participant will forfeit all of the Restricted Shares.

            (d) "Stockholders' Equity Per Share" shall mean the stockholders' equity per share of Common Stock of Alleghany, determined, except
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                  as otherwise herein provided, on the basis of the same
                  accounting principles used in the preparation of Alleghany's consolidated balance sheet for the calendar year in question which is included in Alleghany's Annual Report to Stockholders for such calendar year. Stockholders' Equity Per Share shall be determined and certified in writing by the Committee, with such adjustments as the Committee shall deem to be required to take account of the effects on Stockholders' Equity Per Share of any stock dividend, unusual cash distributions, spin-off, stock split, recapitalization, merger, consolidation or other similar event and will also be automatically adjusted to reflect reinvestment of the value of dividends and distributions other than stock dividends. The Committee's determination with respect to any such adjustments shall be final and binding.

            Section 3. Custody and Delivery of Shares. Alleghany shall hold the certificate or certificates representing the Restricted Shares subject to this Award until such Restricted Shares have vested pursuant to Section 2 hereof. Contemporaneous with the execution of this Agreement, the Participant shall execute and deliver to Alleghany one or more irrevocable stock powers related thereto to facilitate the transfer of the Restricted Shares subject to this Award to Alleghany (or its assignee or nominee) if such Restricted Shares are forfeited pursuant hereto. Upon the vesting of the Restricted Shares subject to this Award pursuant to Section 2 hereof, Alleghany shall deliver or cause to be delivered the certificate or certificates representing such Restricted Shares to the Participant, shall destroy the related stock power or powers, and shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.

            Section 4. Termination of Employment. If the Participant's employment with Alleghany is terminated for any reason prior to the occurrence of any otherwise applicable vesting date provided in Section 2 hereof, the Participant shall (i) forfeit his interest in any Restricted Shares that have not yet become vested, (ii) assign, transfer, and deliver any certificates evidencing ownership of such Restricted Shares to Alleghany, and (iii) cease for all purposes to be a stockholder with respect to such Restricted Shares; provided, however, that if, subsequent to December 31, 2004, Alleghany terminates the Participant's employment other than for Cause or other than in the case of Total Disability, and, as of the calendar year end immediately preceding such termination, the performance goal set forth in Section 2(b) has been satisfied in all respects except for the passage of the required period of time, the following number of Restricted Shares shall vest and become nonforfeitable upon written certification by the Committee that such pro rated performance goal has been achieved: 30,000 multiplied by a fraction the numerator of which is the number of full calendar years beginning January 1, 2003 and ending on or before the date of such termination, and the denominator of which is ten. For purposes hereof, "Cause" shall mean conviction of a felony; willful failure to implement reasonable directives of the President, Chairman or the Board of Directors of Alleghany after written notice, which failure is not corrected within ten days following notice thereof; or gross misconduct in connection with the performance of any of Participant's duties; and "Total Disability" shall mean Participant's inability to discharge his duties due to physical or


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mental illness or accident for one or more periods totaling six months during any consecutive twelve-month period.

            Section 5. Rights as a Stockholder. Subject to the otherwise applicable provisions of the Plan and this Agreement, the Participant will have all rights of a stockholder of the shares of Common Stock in respect of which the Restricted Shares are granted to the Participant hereunder, including the right to vote the shares and receive all dividends and other distributions paid in respect thereof; provided, however, that Alleghany shall retain all cash dividends or other cash distributions on the Restricted Shares until they vest, using such cash to purchase shares of Common Stock at the Fair Market Value thereof on the date paid, and the Participant shall deliver any stock dividends or other non-cash distributions on the Restricted Shares until they vest (including, without limitation, shares of any corporation distributed in a spin-off), together with appropriate stock transfer or other assignment documents, to Alleghany. The Common Stock acquired with the cash dividends or other cash distributions on the Restricted Shares or distributed as a stock dividend and any other non-cash distributions on the Restricted Shares (the "Distribution Amounts") shall be held by Alleghany until the Restricted Shares in respect of which such Distribution Amounts were paid vest and become nonforfeitable, at which time such Distribution Amounts shall also vest and become nonforfeitable, and the certificates or other evidence of the Distribution Amounts shall be delivered, or caused to be delivered, by Alleghany. Alleghany shall also destroy the related stock power or powers, and shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery. To the extent that any Restricted Shares are forfeited pursuant to the terms of this Agreement, the Distribution Amounts paid in respect thereof shall also be forfeited.

            Section 6. Restrictions on Transfer. Neither this Agreement nor any Restricted Shares covered hereby or dividends or other distributions paid in respect thereof may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to Alleghany as a result of forfeiture of the Restricted Shares and dividends or other distributions as provided herein, or unless such Restricted Shares and dividends or other distributions have vested and become nonforfeitable in accordance herewith. Any such disposition by the Participant shall be made in compliance with all applicable securities laws. The Participant hereby represents and warrants to Alleghany that the Restricted Shares are being acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same.

            Section 7. Tax Withholding. Alleghany's obligation to deliver the Restricted Shares to the Participant pursuant to Section 3 hereof and any Distribution Amount is subject to the Participant's making provision for the payment or withholding of any taxes required to be paid or withheld pursuant to any applicable law in respect of the receipt of, or lapse of forfeiture restrictions with respect to, such Restricted Shares and the payment or delivery of any Distribution Amounts. At the written election of Participant, and upon the approval of the Committee, any such required withholding payments may be made in Restricted Shares or Distribution Amounts, in each case valued at Fair Market Value on the date of payment.


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            Section 8. No Right of Employment. Nothing in this Agreement shall confer upon the Participant any right to continue as an employee of Alleghany or to interfere in any way with the right of Alleghany to terminate the Participant's employment at any time.

            Section 9. Entire Agreement. This Agreement, the letter agreement dated as of October 7, 2002 and the Restricted Stock Unit Matching Grant Agreement dated as of October 7, 2002 contain the entire understanding of Alleghany and the Participant with respect to the subject matter hereof and thereof and, except as specifically provided herein or therein, cancel and supersede any and all other agreements between Alleghany and the Participant with respect to the subject matter hereof and thereof. Any amendment or modification of this Agreement shall not be binding unless in writing and signed by Alleghany and the Participant.

            Section 10. Governing Law. This Agreement shall be governed by and enforceable in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

            IN WITNESS WHEREOF, the Participant has duly executed this Agreement and Alleghany has duly caused this Agreement to be executed in its name and on its behalf, all as of October 7, 2002.


                              ALLEGHANY CORPORATION

                              By: /s/ John J. Burns, Jr.
                              ------------------------------
                                      John J. Burns, Jr.
                                      President


                              PARTICIPANT


                              /s/ Weston M. Hicks
                              ------------------------------
                              Weston M. Hicks


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